Exhibit 99.1

Issuer Direct Reports Third Quarter 2014 Financial Results

Nine Month Revenue Increases 98% on Gross Margins of 70% and EBITDA Margins of 20% as Company Continues to Leverage Its Recurring Revenue Model

MORRISVILLE, NC – (Accesswire) November 5, 2014 - Issuer Direct Corporation  (NYSE MKT: ISDR) (“Issuer Direct” or the “Company”), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today reported its operating results for the three and nine months ended September 30, 2014. The results for the first nine months of 2014 included contribution from PrecisionIR, which was acquired by Issuer Direct on August 22, 2013. The Company will host an investor conference call at 4:30 EST today, to discuss operating results, and it’s recent acquisition of Accesswire.

Third Quarter 2014 Financial and Business Highlights Include:

●	Revenues increased 53% year-over-year reaching $3.2 million;

●	Gross profit increased 51% year-over-year reaching $2.2 million;

●	Non-GAAP earnings per share increased to $0.23 compared to $0.12 in the same period of 2013;

●	Cash increased 64% to $3.5 million at September 30, 2014 compared to $2.2 million at June 30, 2014; the tenth consecutive quarter of positive cash flows from operations.

Nine Months ended September 30, 2014 Financial Highlights Include:

●	Revenues increased 98% year-over-year, reaching $10.3 million;

●	Gross profit increased 96% year over year reaching $7.3 million;

●	Non-GAAP earnings per share increased to $0.66 compared to $0.53 in the same period of 2013.

Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Mr. Balbirnie, CEO of Issuer Direct commented, “Overall we are pleased with our operating results for the quarter and the continued contribution of Precision IR to our shareholder communications business. We generated 20% EBITDA margins for the quarter and strong cash flows due to continued cost control and the realization of synergies from our Precision IR acquisition.  During the quarter we did see continued pressure on our disclosure management business particularly in our XBRL service offerings, which resulted in a revenue decline from this segment compared to the third quarter of last year. However, we have realigned our sales force and have added a significant number of new clients during the quarter, which we believe will help us return to more traditional levels of organic growth.

Mr. Balbirnie continued, “In addition to our focus on organic growth, we were very pleased to announce the closing of the Accesswire acquisition last week. We believe that owning the Accesswire newswire service adds a valuable capability to our end-to-end disclosure management platform and will help stimulate revenue growth by leveraging our existing sales force. In addition, we are continuing to work on developing product offerings to monetize our unique data sets with our customer base.”

Financial Results for the Third Quarter ended September 30, 2014:

Total revenue increased by $1.1 million, or 53%, to $3.2 million during the three-month period ended September 30, 2014, compared to $2.1 million during the same period of fiscal 2013.

Gross profit was $2.2 million, or gross profit margin of 69%, for the third quarter of 2014, compared to $1.5 million, or 70% gross profit margin, for the third quarter of 2013. Operating income was $487,368 an increase of 42% compared to $343,714 in the third quarter of last year.

Third quarter EBITDA was $754,318 compared to $487,403 in the same quarter last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, and tax impact of adjustments, was $485,051 or $0.23 per diluted share, an increase of 81% compared to $267,574 or $0.12 per diluted share in the third quarter of 2013. On a GAAP basis, the Company reported net income of $76,174 or $.04 per diluted share compared to $117,344 or $0.05 per diluted share in the same period of fiscal 2013. Net income during the third quarter of 2014 includes $230,621 of non-cash amortization expense and $312,500 of non-cash interest expense associated with the acquisition of PrecisionIR.  Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Financial Results for the Nine Months ended September 30, 2014:

Total revenue increased by $5.1 million, or 98%, to $10.3 million during the nine-month period ended September 30, 2014, compared to $5.2 million during the same period of fiscal 2013, again reflecting the impact of the PIR acquisition.

Gross profit was $7.3 million, or a gross profit margin of 70%, for the nine-month period ended September 30, 2014, compared to $3.7 million, or a 71% gross profit margin, for the same period of 2013. Net operating income was $1.2 million compared to operating income of $1.3 million in the same period of last year.  However, operating expenses for the first nine months of 2014 include amortization of intangible assets, primarily related to the acquisition of PrecisionIR of $690,747, in addition to $123,203 of integration costs resulting from acquisitions.

EBITDA for the nine-month period ended September 30, 2014 was $2.1 million compared to $1.5 million in the same period of last year. Non-GAAP net income, excluding amortization of intangible assets, stock based compensation, integration of acquisition costs, non-cash interest expense, and tax impact of adjustments, was $1.4 million or $0.66 per diluted share, an increase of 27% as compared to $1.1 million or $0.53 per diluted share in the same period of 2013. On a GAAP basis, the Company reported net income of $107,255, or $0.05 per diluted share compared to $697,964 or $0.34 per diluted share in the same period of fiscal 2013. Net income during the nine months ended 2014 includes $690,747 of non-cash amortization expense and $937,500 of non-cash interest expense associated with the acquisition of PrecisionIR. The Company also incurred $123,303 of acquisition related costs in the nine months ended September 30, 2014. Non-GAAP results backing out these non-cash expenses and other expenses have been computed below.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Calculation of EBITDA table below.

CALCULATION OF EBITDA

	Three Months ended September 30,
	2014	2013
	Amount	Amount

Net income:	$76,174	$117,344
Adjustments:
Depreciation and amortization	266,950	143,689
Interest expense, net	368,172	154,076
Income tax expense	43,022	72,294
EBITDA:	$754,318	$487,403

	Nine Months ended September 30,
	2014	2013
	Amount	Amount

Net income:	$107,255	$697,964
Adjustments:
Depreciation and amortization	829,583	211,212
Interest expense (income)	1,090,903	151,778
Income tax expense	43,401	475,294
EBITDA:	$2,071,142	$1,536,248

RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended September 30,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$76,174	$0.04	$117,344	$0.05
Adjustments:
Amortization of intangible assets (1)	230,621	0.11	113,930	0.05
Stock based compensation (2)	104,951	0.05	66,345	0.03
Integration and acquisition costs (3)	11,406	-	62,032	0.02
Non-cash interest expense (4)	312,500	0.15	-	-
Tax impact of adjustments (5)	(250,601)	(0.12)	(92,077)	(0.03)
Non-GAAP net income:	$485,051	$0.23	$267,574	$0.12

	Nine Months ended September 30,
	2014		2013
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$107,255	$0.05	$697,964	$0.34
Adjustments:
Amortization of intangible assets (1)	690,747	0.33	165,097	0.08
Stock based compensation (2)	315,134	0.15	222,439	0.11
Integration and acquisition costs (3)	123,203	0.06	112,783	0.05
Non-cash interest expense (4)	937,500	0.44	134,409	0.07
Tax impact of adjustments (5)	(785,302)	(0.37)	(241,197)	(0.12)
Non-GAAP net income:	$1,388,537	$0.66	$1,091,495	$0.53

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.

(3)	The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring cost incurred in connection with the acquisitions of PrecisionIR Group, Inc and Accesswire.

(4)	The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.

(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.

Conference Call Information

To participate in the conference call, please dial 877.407.8133 (international callers dial 201.689.8040) approximately five minutes prior to 4:30 p.m. eastern time (EDT). Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=173043.

A replay of the conference call will be available two hours after completion of the call until Thursday, November 12, 2014. To access the replay, dial 201.612.7415 and enter the conference I.D. # 13594644.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:
For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,549,653	$1,713,479
Accounts receivable, (net of allowance for doubtful accounts of $508,950 and $429,509, respectively)	1,753,146	1,970,531
Deferred income tax asset – current	25,843	25,843
Other current assets	633,038	160,756
Total current assets	5,961,680	3,870,609
Furniture, equipment and improvements, net	222,508	297,577
Goodwill	1,056,873	1,056,873
Intangible assets (net of accumulated amortization of $1,273,527 and $582,871, respectively)	3,322,474	4,013,129
Other noncurrent assets	50,105	22,351
Total assets	$10,613,640	$9,260,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$413,333	$267,637
Accrued expenses	1,060,055	1,553,334
Note payable (net of debt discount of $1,115,591 on September 30, 2014)	1,384,409	-
Deferred revenue	1,095,011	1,053,401
Total current liabilities	3,952,808	2,874,372
Note payable (net of debt discount of $2,053,091 on December 31, 2013)	-	446,909
Deferred tax liability	1,636,446	1,650,460
Other long term liabilities	122,466	83,063
Total liabilities	5,711,720	5,054,804

Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of September 30, 2014 and December 31, 2013.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,070,559 and 2,006,689 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.	2,071	2,007
Additional paid-in capital	4,570,392	3,977,661
Other accumulated comprehensive loss	(62,930)	(59,065)
Retained earnings	392,387	285,132
Total stockholders' equity	4,901,920	4,205,735
Total liabilities and stockholders’ equity	$10,613,640	$9,260,539

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues	$3,220,539	$2,102,831	$10,353,164	$5,238,244
Cost of services	994,847	627,532	3,091,843	1,539,244
Gross profit	2,225,692	1,475,299	7,261,321	3,699,000
Operating costs and expenses:
General and administrative	900,142	610,232	3,190,006	1,405,498
Sales and marketing	571,232	377,664	2,000,173	757,254
Depreciation and amortization	266,950	143,689	829,583	211,212
Total operating costs and expenses	1,738,324	1,131,585	6,019,762	2,373,964
Net operating income	487,368	343,714	1,241,559	1,325,036
Other expense:
Interest expense, net	368,172	154,076	1,090,903	151,778
Total other expense	368,172	154,076	1,090,903	151,778
Net income before taxes	119,196	189,638	150,656	1,173,258
Income tax expense	43,022	72,294	43,401	475,294
Net income	$76,174	$117,344	$107,255	$697,964
Income per share - basic	$0.04	$0.06	$0.05	$0.36
Income per share - fully diluted	$0.04	$0.05	$0.05	$0.34
Weighted average number of common shares outstanding - basic	2,062,399	1,968,871	2,042,813	1,954,314
Weighted average number of common shares outstanding - fully diluted	2,117,526	2,273,497	2,108,396	2,056,995

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Net income	$76,174	$117,344	$107,255	$697,964
Foreign currency translation adjustment	6,555	(39,247)	(3,865)	(39,247)
Comprehensive income	$82,729	$78,097	$103,390	$658,717

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$107,255	$697,964
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	829,583	211,212
Bad debt expense	206,206	131,409
Deferred income taxes	(14,014)	7,326
Stock-based compensation expense	315,134	222,439
Non-cash interest expense	937,500	134,409
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	8,694	130,098
Decrease (increase) in deposits and other current assets	(500,281)	(172,189)
Increase (decrease) in accounts payable	146,126	89,538
Increase (decrease) in accrued expenses	(453,286)	74,982
Increase (decrease) in deferred revenue	45,035	(376,466)
Net cash provided by operating activities	1,627,952	1,150,722

Cash flows from investing activities:
Purchase of property and equipment	(63,767)	(40,444)
Purchase of acquired business, net of cash acquired	-	(3,178,399)
Net cash used in investing activities	(63,767)	(3,218,843)

Cash flows from financing activities:
Proceeds from exercise of stock options	128,492	50,685
Payment of dividend	-	(117,286)
Tax benefit on stock-based compensation awards	149,170	-
Borrowings on long term debt	-	2,500,000
Advances from line of credit (net)	-	350,000
Net cash provided by financing activities	277,662	2,783,399

Net change in cash	1,841,847	715,278
Cash – beginning	1,713,479	1,250,643
Currency translation adjustment	(5,673)	(39,247)
Cash – ending	$3,549,653	$1,926,674

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$150,000	$21,739
Cash paid for income taxes	$641,600	$446,564
Non cash activities:
Issuance of beneficial conversion feature to holder of note payable	$-	$2,500,000